THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE ISSUER.

PROMISSORY NOTE

Due July 20, 2013

Staffing 360° Solutions, Inc.

Original Issue Date: ___________, 2013 $___________

FOR VALUE RECEIVED, Staffing 360° Solutions, Inc., a publicly held Nevada company (OTCQB: STAF) (OTCBB: STAF) (“STAF” or the “Company”) hereby promises to pay to _________________________ (“Buyer”), or its registered assigns (the “Holder”), the principal sum of ____________________ ($_______), together with interest thereon at the rate of 12% per annum, on the terms set forth below. This Note (this “Note”) was issued pursuant to that certain Note Purchase Agreement dated the Original Issue Date set forth above by and between the Company and the Buyer (the “Note Purchase Agreement”). This Note is one of a series of notes (the “Notes”) of like tenor in the aggregate principal amount of up to $1,000,000. Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings ascribed to them in the Note Purchase Agreement.

1.	Payments

1.1 Interest. Interest shall accrue and be payable on the last day of every fiscal quarter commencing March 31, 2013 _________ and on the Maturity Date.

1.2 Principal. Principal shall be due and payable on July 20, 2013 (the “Maturity Date”).

1.3 Place and Form of Payment. Except as provided in Section 3, the Company shall pay principal and interest in United States Dollars to the Holder at the Holder’s address for notices or such other address at the Holder may designate in writing.

1.4 Prepayment. The Company shall not have the right to prepay this Note.

2.	Definitions

For purposes of this Note, the following capitalized terms shall have the meanings set forth below:

“Acceleration Notice” shall have the meaning specified in Section 4.2.

“Common Stock Price” shall mean, with respect to the PIPE: (i) if the securities sold in the PIPE consist solely of Common Stock, the per share price of the Common Stock; (ii) if the securities sold in the PIPE consist solely Common Stock and securities exercisable for (e.g. warrants) or convertible into (e.g. convertible preferred stock or convertible debt) Common Stock, the lowest of the per share price of the Common Stock and the exercise or conversion price of the other securities; and (iii) if the securities sold in the PIPE consist solely of securities exercisable for or convertible into Common Stock, the lowest of the exercise price or conversion price of such securities. For this purpose, the exercise or conversion price of any security shall be the exercise or conversion price on as of the date sold in the PIPE, not as the same may be adjusted thereafter pursuant to the terms thereof.

“Event of Default” shall have the meaning specified in Section 4.1.

“Holders” shall mean the Holder and all other holders of the Notes.

“Majority Holders” at any date shall mean the Holders of more than 50% of the principal amount of the Notes outstanding at such date.

“Payment Date” shall mean the date on which occurs the later of the closing of the PIPE and the closing of the Target Acquisition.

“Payment Price” shall mean an amount equal to 50% of the Common Stock Price with respect to the PIPE.

“Payment Shares” shall mean that portion of the Shares that the Company delivers to Holder to pay this Note pursuant to Section 3.

“Person” shall mean individual, partnership, corporation, trust, association or other entity.

“PIPE” shall mean the issuance and sale by the Company of equity securities at or around the time of the closing of the Target Acquisition to raise a portion of the purchase price for the Target Acquisition.

“Pubco” shall mean Staffing 360° Solutions, Inc., a publicly held Nevada OTC Bulletin Board and OTC Markets company with a stock symbol of STAF.

“Shares” shall mean the shares of the Common Stock of the Company.

“Target Acquisition” shall mean the acquisition by the Company of one or more operating companies in the Staffing industry.

3.	Payment with Payment Shares Prior to the Maturity Date

3.1 Payment of Note with Payment Shares. If the Payment Date occurs prior to the Maturity Date, the Company shall pay this Note by delivering the Payment Shares to the Holder as provided in this Section 3.

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3.2 Payment Date. As promptly as practicable following the Payment Date, the Company shall give to the Holder written notice (the “Payment Notice”) setting forth: (a) the Payment Date; (b) the number of Payment Shares and the calculation of the number of Payment Shares; and (c) a copy of the investment letter or other information required by the Company to permit the transfer of the Payment Shares from the Company to the Holder. Interest shall cease to accrue on this Note as of the Payment Date.

3.3 Payment Shares. The number of Payment Shares shall be an amount equal to the principal amount of this Note plus accrued and unpaid interest on this Note through the Payment Date, divided by the Payment Price, rounded up to the nearest whole share. The Company will pay the Notes (principal amount and accrued but unpaid interest) by delivering to the holders shares of common stock of the Company at a value equal to 50% of the per share price that shares have been sold in the PIPE financing.

3.4 Delivery of Payment Shares. As promptly as possible after delivery of the Payment Notice, the Company shall transfer the Payment Shares to the Holder against delivery to the Company of: (a) this Note, which shall be marked “Cancelled”; and (b) the investment letter if required by The Company.

3.5 Legend on Certificates. If the Note and any accrued interest are converted prior to an effective registration of the Payment Shares, each certificate evidencing the Payment Shares will contain a restrictive legend as required under the Securities Act until such time as the shares are registered. All costs associated with the registration of the shares shall be borne by the Company and the Company shall do all that is possible to expedite the registration process.

4.	Events of Default and Remedies

4.1 Events of Default. Each of the following shall constitute an “Event of Default”:

4.1.1 The failure of the Company to pay interest within 30 days following the delivery to the Company of written notice of default signed by the Majority based on the failure of the Company to pay interest when due;

4.1.2 Unless the Payment Date shall have occurred, the failure of the Company to pay the principal amount and accrued and unpaid interest on the Maturity Date;

4.1.3 The material default by the Company under any of its material covenants or representations under the Note Purchase Agreement, which default is not cured within 30 days after receipt of written notice of such default delivered to the Company by the Majority Holders;

4.1.4 A decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any bankruptcy or similar law, and such decree of order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court of competent jurisdiction ordering the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, or for the winding up or liquidation of the affairs of the Company, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

4.1.5 The Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

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4.2 Acceleration of Maturity Date. If an Event of Default (other than an Event of Default specified in Section 4.1.4 or Section 4.1.5) occurs and is continuing, then, and in every such case, unless the principal of this Note shall have already become due and payable, the Majority Holders by written notice to the Company (an “Acceleration Notice”), may declare all of the principal of the Note, together with accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 4.1.4 or Section 4.1.5 occurs, all principal of and accrued interest on this Note ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Holder.

4.3 Foreclosure on Share. If an Event of Default occurs and is continuing, the Holders may, by Majority Vote, assert all rights and remedies of a secured party under the Nevada Uniform Commercial Code or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Shares. If notice prior to disposition of the Shares or any portion thereof is necessary under applicable law, written notice mailed to the Company at least ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Shares is made in a commercially reasonable manner and in compliance with applicable securities laws, the Holders may sell such Shares on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The proceeds of any sale of the Shares shall be distributed among the Holders as set forth in the Nevada Uniform Commercial Code. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. The Company hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Shares, whether before or after sale hereunder, and all rights, if any, of marshalling the Shares and any other security for the secured obligations or otherwise. At any such sale, unless prohibited by applicable law, any Holder may bid for and purchase all or any part of the Shares so sold free from any such right or equity of redemption. The Holders shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.

4.4 Waiver. No delay or omission by the Holders to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Section 4 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder. No provision of this Note may be waived unless in writing signed by Holder, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.

5.	Transfer and Exchange.

When this Note is presented to the Company with a request to register the transfer of this Note or to exchange such Note for an equal principal amount of Notes of other authorized denominations (and assuming such transfer is in compliance with the Note Purchase Agreement), the Company shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that this Note surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

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6.	Replacement Note.

If a mutilated Note is surrendered to the Company or if the Holder claims and submits an affidavit or other evidence, satisfactory to the Company, to the Company to the effect that this Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Note if the Company’s reasonable requirements are met, including, if required by the Company, provision by the Holder of an indemnity bond or other indemnity, sufficient in the judgment of the Company, to protect the Company from any loss which any of them may suffer if the Note is replaced.

7.	Miscellaneous

7.1 Successors. The terms and conditions of this Note shall be binding upon and inure to the benefit of the parties to this Note and their respective successors, heirs and personal representatives.

7.2 Governing Law. This Note shall be construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law thereof.

7.3 Captions. The various captions of this Note are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Note.

7.4 Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, email transmission of a pdf format data file or by United States first class, registered or certified mail, postage prepaid, addressed to the Company at its principal executive offices or the Holder at its address as set forth on the books and records of the Company. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

7.5 Amendment. The Notes may be amended with the consent of the Company and the consent or approval of the Majority Holders, provided that no such amendment shall reduce the interest rate or extend the Maturity Date without the consent or approval of the Holder. In the event of such an amendment, at the request of the Company, the Holder shall tender back to the Company its Note and the Company shall substitute a replacement Note reflecting such amendment(s).

7.6 Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

7.7 Attorneys’ Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees to be fixed by the court.

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7.8 Solely Obligations of Company. The Holder acknowledges and agrees that the obligations of the Company under this Note are obligations solely of the Company, and are not obligations of any member, manager or officer of the Company.

IN WITNESS WHEREOF, the Company has caused this Note to be dated, executed and issued on its behalf by its officers thereto duly authorized.

Staffing 360° Solutions, Inc.

By:
Alfonso J. Cervantes, President

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